United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2025

Date of Report (Date of earliest event reported)

FG Merger II Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42493	86-2579471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A, Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 773-1665

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FGMC	THE NASDAQ STOCK MARKET LLC
Rights	FGMCR	THE NASDAQ STOCK MARKET LLC
Units	FGMCU	THE NASDAQ STOCK MARKET LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 6, 2025, FG Merger II Corp. (the “Company”) announced that, on or about February 11, 2025, the holders of the Company’s units (the “Units”) may elect to separately trade the shares of common stock and rights included in the Units. Each Unit consists of one share of common stock and one right. Any Units not separated will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “FGMCU.” Any underlying shares of common stock and rights that are separated will trade on Nasdaq under the symbols “FGMC” and “FGMCR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of common stock and rights.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 6, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2025

FG MERGER II CORP.

By:	/s/ Hassan R. Baqar
Name:	Hassan R. Baqar
Title:	Chief Financial Officer